securities and exchange commission

Washington, D.C. 20549

__________________________

FORM T-1

Statement of Eligibility Under

The Trust Indenture Act of 1939 of a

Corporation Designated to Act as Trustee

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

William G. Keenan

U.S. Bank National Association

100 Wall Street, Suite 1600

New York, NY 10005

(212) 951-8501

(Name, address and telephone number of agent for service)

LEXINGTON REALTY TRUST

(Issuer with respect to the Securities)

Maryland	13-371318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015 New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

4.25% Senior Notes due 2023

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.**

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.**

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 6th of November, 2013.

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: November 6, 2013

By:	/s/ William G. Keenan
William G. Keenan
Vice President

Exhibit 7

U.S. Bank Trust National Association

Statement of Financial Condition

As of June 30, 2013

($000’s)

ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)______________________________	11,038
b. Interest-bearing balances (2)___________________________________________________	537,130
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)___________________________	0
b. Available-for-sale securities (from Schedule RC-B, column D)__________________________	0
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold____________________________________________________________	0
b. Securities purchased under agreements to resell (3)_________________________________	0
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale__________________________________________________	0
b. Loans and leases, net of unearned income_______________________________________0
c. LESS: Allowance for loan and lease losses_______________________________________0
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)____________	0
5. Trading assets (from Schedule RC-D)_______________________________________________	0
6. Premises and fixed assets (including capitalized leases)________________________________	28
7. Other real estate owned (from Schedule RC-M)_______________________________________	0
8. Investments in unconsolidated subsidiaries and associated companies_____________________	0
9. Direct and indirect investments in real estate ventures__________________________________	0
10. Intangible assets:
a. Goodwill___________________________________________________________________	16,000
b. Other intangible assets (from Schedule RC-M)_____________________________________	1,320
11. Other assets (from Schedule RC-F)_______________________________________________	17,531
12. Total assets (sum of items 1 through 11)___________________________________________	583,047

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements, regardless of maturity.

LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)_________	0
(1) Noninterest-bearing (1)___________________________________________________0
(2) Interest-bearing_________________________________________________________0
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase:
a. Federal funds purchased (2)____________________________________	0
b. Securities sold under agreements to repurchase (3)_________________________________	0
15. Trading liabilities (from Schedule RC-D)____________________________________________	0
16. Other borrowed money (includes mortgage indebtedness and obligations
under capitalized leases) (from Schedule RC-M)_____________________________________	0
17. and 18. Not applicable
19. Subordinated notes and debentures (4)_____________________________________________	0
20. Other liabilities (from Schedule RC-G)______________________________________________	15,377
21. Total liabilities (sum of items 13 through 20)_________________________________________	15,377
22. Not applicable

EQUITY CAPITAL
Bank Equity Capital
23. Perpetual preferred stock and related surplus________________________________________	0
24. Common stock________________________________________________________________	1,000
25. Surplus (excludes all surplus related to preferred stock)________________________________	466,570
26. a. Retained earnings___________________________________________________________	100,100
b. Accumulated other comprehensive income (5)______________________________________	0
c. Other equity capital components (6)______________________________________________	0
27. a. Total bank equity capital (sum of items 23 through 26.c)______________________________	567,670
b. Noncontrolling (minority) interests in consolidated subsidiaries________________________	0
28. Total equity capital (sum of items 27.a and 27.b)_____________________________________	567,670
29. Total liabilities and equity capital (sum of items 21 and 28)_____________________________	583,047